BNY Mellon Fourth Quarter 2017 Financial Highlights January 18, 2018

2 Fourth Quarter 2017 – Financial Highlights Cautionary Statement A number of statements in the accompanying slides and the responses to your questions are “forward-looking statements.”  Words such as “estimate”, “forecast”, “project”, “anticipate”, “likely”, “target”, “expect”, “intend”, “continue”, “seek”, “believe”, “plan”, “goal”, “could”, “should”, “may”, “will”, “strategy”, “opportunities”, “trends” and words of similar meaning signify forward-looking statements. These statements relate to, among other things, The Bank of New York Mellon Corporation’s (the “Corporation”) expectations regarding: estimated capital ratios and expectations regarding those ratios, preliminary business metrics; estimated impact of U.S. tax legislation, including the effective tax rate, and statements regarding the Corporation's aspirations, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, estimates, intentions, targets, opportunities and initiatives. These forward-looking statements are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual results may differ materially from those expressed or implied as a result of the factors described under “Forward Looking Statements” and “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Annual Report”) and Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the “Form 10-Q”), and in other filings of the Corporation with the Securities and Exchange Commission (the “SEC”), including the Corporation’s Earnings Release for the quarter ended December 31, 2017, included as an exhibit to our Current Report on Form 8-K filed on January 18, 2018 (the “Earnings Release”). Such forward-looking statements speak only as of January 18, 2018, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. Non-GAAP Measures:  In this presentation we may discuss some non-GAAP measures in detailing the Corporation’s performance, which exclude certain items or otherwise include components that differ from GAAP.  We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations.  We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance.  Additional disclosures relating to non-GAAP measures are contained in the Corporation’s reports filed with the SEC, including the 2016 Annual Report, the Form 10-Q and the Earnings Release, available at www.bnymellon.com/investorrelations.

3 Fourth Quarter 2017 – Financial Highlights Summary Financial Results for 2017 - GAAP • Fourth quarter earnings of $1.13 billion, or $1.08 per common share • Total revenue of $3.7 billion, down 2% ◦ Includes a $320 million negative impact related to the U.S. tax legislation and other charges1; which decreased total revenue growth by 8% • Total expense of $3.0 billion, up 14% ◦ Includes $282 million pre-tax impact for severance, litigation and other charges1; which increased total expense growth by 11% • Full-year 2017 earnings of $3.9 billion, or $3.72 per common share, an increase of 18% • Total revenue of $15.5 billion, up 2% • Total expense of $11.0 billion, up 4% • Includes the impact of U.S. tax legislation, severance, litigation and other charges1; which decreased revenue growth by 2% and increased expense growth by 3% • These items increased earnings per share growth by 5% • In the fourth quarter nearly $900 million through share repurchases and dividends and $3.6 billion in full-year 2017 • The significant items below impacted the fourth quarter Significant items in the quarter2 ($ in millions, except per share data) Revenue Expense Net Income EPS U.S. tax legislation $ (283) $ — $ 427 $ 0.41 Total other charges3 (37) 282 (246) (0.24) 1 Other charges include an asset impairment and investment securities losses related to the sale of certain securities. 2 See Appendix for additional details regarding the impact of significant items in 4Q17. 3Total other charges includes severance, litigation, an asset impairment and investment securities losses related to the sale of certain securities.

Financial Results for Fourth Quarter 2017 - GAAP

($ in millions, except per share data)	4Q17	3Q17	4Q16	Growth vs. 3Q17	Growth vs. 4Q16
Revenue	$3,728	$4,016	$3,790	(7)%	(2)%
Expense	$3,006	$2,654	$2,631	13%	14%
Income before income taxes	$ 728	$1,368	$1,152	(47)%	(37)%
Pre-tax operating margin[2]	20%	34%	30%		
EPS	$ 1.08	$ 0.94	$ 0.77	15%	40%
Return on common equity[1]	12.1%	10.6%	9.3%	+149 bps	+280 bps

Commentary

- Revenue
  - Includes a $320 million negative impact related to the U.S. tax legislation and other charges[3]; which decreased total revenue growth by 8%
    - $279 million negative impact from U.S. tax legislation included in investment and other income
- Expense
  - Includes $282 million pre-tax impact for severance, litigation and other charges[3]; which increased expense growth by 11%

[1] Annualized.
[2] Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, corporate/bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis, these investments would increase revenue and income before taxes by $66 million for 4Q17, $102 million for 3Q17 and $92 million for 4Q16 and would increase our pre-tax operating margin by approximately 1.4% for 4Q17, 1.6% and 3Q17, and 1.7% for 4Q16.
[3] Other charges include an asset impairment and investment securities losses related to the sale of certain securities.
Note: Provision for credit losses was a credit of $6 million in 4Q17, a credit of $6 million in 3Q17 and $7 million in 4Q16.
bps - basis points

4 Fourth Quarter 2017 – Financial Highlights

BNY MELLON

5 Fourth Quarter 2017 – Financial Highlights Estimated U.S. Tax Legislation Impact1 1 Our estimate of the impact of U.S. tax legislation is based on certain assumptions and our current interpretation of the Tax Cuts and Jobs Act, and may change, possibly materially, as we refine our analysis and as further information becomes available. 2 Excluding deferred tax liabilities related to energy investments. • Regulatory capital decreased by $551 million driven by the repatriation tax, offset by the tax benefit related to the remeasurement of certain deferred tax liabilities Commentary • New U.S. tax legislation is expected to stimulate economic activity which should be positive for business • Effective tax rate for 2018 expected to be approximately 21% • Base Erosion Anti-abuse Tax (“BEAT”) not expected to have an impact in 2018. Impact beyond 2018 uncertain, but currently expect it to be immaterial • Capital and liquidity requirements for our Non-U.S. entities currently expected to limit amount of funds that will be repatriated • Capital distribution plans for the first half of 2018 not impacted; the remainder of the year’s buybacks is subject to the CCAR process • Increased net income by an estimated $427 million US Tax Cuts and Job Act Impact ($ in millions) Total Revenue Income Taxes Net Income Remeasurement of net deferred tax liabilities2 $ — $ 1,191 $ 1,191 Repatriation tax — (723) (723) Other items (4) (39) (43) Renewable energy investments (279) 281 2 $ (283) $ 710 $ 427 • U.S. tax legislation on renewable energy investments was de minimis to net income; pre-tax accounting resulted in a reduction of $279 million recorded in investments and other income which was offset by the tax benefit from remeasurement of associated deferred tax liabilities

6 Fourth Quarter 2017 – Financial Highlights Financial Results for Full Year 2017 - GAAP Growth vs. ($ in millions, except per share data) FY17 FY16 FY16 Revenue $ 15,543 $ 15,237 2% Expense $ 10,957 $ 10,523 4% Operating leverage1 (211) bps Income before income taxes $ 4,610 $ 4,725 (2)% Pre-tax operating margin2 30% 31% EPS $ 3.72 $ 3.15 18% Return on common equity 10.8% 9.6% +119 bps 1 Operating leverage is the rate of increase in total revenue less the rate of increase (or decrease) in total noninterest expense. The year-over-year operating leverage was based on an increase in total revenue of 201 basis points, and an increase in total noninterest expense, of 412 basis points. 2 Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, corporate/bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis, these investments would increase revenue and income before taxes by $375 million for FY17 and $317 million for FY16 and would increase our pre-tax operating margin by approximately 1.7% for FY17 and 1.4% for FY16. 3 Other charges include an asset impairment and investment securities losses related to the sale of certain securities. Note: Provision for credit losses was a credit of $24 million in FY17 and a credit of $11 million in FY16. bps - basis points Commentary • Includes impact of U.S. tax legislation, severance, litigation and other charges3; which decreased revenue growth by 2% and increased expense growth by 3%

7 Fourth Quarter 2017 – Financial Highlights Fee and Other Revenue - GAAP (Consolidated) Growth vs. ($ in millions) 4Q17 3Q17 4Q16 Investment services fees: Asset servicing1 $ 1,130 2% 6% Clearing services 400 4 13 Issuer services 197 (32) (7) Treasury services 137 (3) (2) Total investment services fees 1,864 (3) 5 Investment management and performance fees 962 7 13 Foreign exchange and other trading revenue 166 (4) 3 Financing-related fees 54 — 8 Distribution and servicing 38 (5) (7) Investment and other (loss) income (198) N/M N/M Total fee revenue 2,886 (8) (2) Net securities (losses) gains (26) N/M N/M Total fee and other revenue $ 2,860 (10)% (3)% 1 Asset servicing fees include securities lending revenue of $51 million in 4Q17, $47 million in 3Q17, and $54 million in 4Q16. N/M - not meaningful

8 Fourth Quarter 2017 – Financial Highlights Investment Management Metrics Change in Assets Under Management (AUM)1, 2 Growth vs. ($ in billions) 4Q17 LTM 4Q17 3Q17 4Q16 Beginning balance of AUM $ 1,824 $ 1,648 Net inflows (outflows): Long-term strategies: Equity (6) (14) Fixed income (2) 6 Liability-driven investments3 23 50 Multi-asset and alternative investments 2 8 Total long-term active strategies inflows (outflows) 17 50 Index (1) (17) Total long-term strategies inflows (outflows) 16 33 Short-term strategies: Cash (4) 30 Total net inflows (outflows) 12 63 Net market impact/other 47 106 Net currency impact 10 76 Ending balance of AUM $ 1,893 $ 1,893 4% 15% Average balances Growth vs. ($ in millions) 4Q17 3Q17 4Q16 Average loans $ 16,813 1% 7% Average deposits $ 11,633 (6)% (25)% 1 Changes and ending balance are preliminary. 2 Excludes securities lending cash management assets and assets managed in the Investment Services business. 3 Includes currency overlay assets under management.

9 Fourth Quarter 2017 – Financial Highlights Investment Services Metrics Growth vs. 4Q17 3Q17 4Q16 Assets under custody and/or administration at period end (trillions)1, 2 $ 33.3 3% 11% Estimated new business wins (AUC/A) (billions)1 $ 575 Market value of securities on loan at period end (billions)3 $ 408 7% 38% Average loans (millions) $ 38,845 2% (15)% Average deposits (millions) $ 204,680 3% (4)% Broker-Dealer Average tri-party repo balances (billions) $ 2,606 3% 13% Clearing Services Average active clearing accounts (U.S. platform) (thousands) 6,126 (1)% 3% Average long-term mutual fund assets (U.S. platform) (millions) $ 508,873 2% 16% 1 Preliminary. 2 Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.3 trillion at Dec. 31, 2017 and Sept. 30, 2017 and $1.2 trillion at Dec. 31, 2016. 3 Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $71 billion at Dec. 31, 2017, $68 billion at Sept. 30, 2017 and $63 billion at Dec. 31, 2016.

10 Fourth Quarter 2017 – Financial Highlights Net Interest Revenue Growth vs. ($ in millions) 4Q17 3Q17 4Q16 Net interest revenue – GAAP $ 851 1% 2% Tax equivalent adjustment 11 N/M N/M Net interest revenue (FTE) – Non-GAAP1 $ 862 1% 2% Net interest margin - GAAP 1.14% (1) bps (2) bps Net interest margin (FTE) – Non-GAAP1 1.16% — bps (1) bps Selected Average Balances: Cash/interbank investments $ 117,446 3% 13% Trading account securities 2,723 15 19 Securities 120,225 1 2 Loans 56,772 1 (11) Interest-earning assets 297,166 2 3 Interest-bearing deposits 147,763 4 1 Noninterest-bearing deposits 69,111 (2) (16) Long-term debt 28,245 — 13 1 Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income which allows for comparisons of amounts arising from both taxable and tax- exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income. FTE – fully taxable equivalent; N/M – not meaningful; bps – basis points

11 Fourth Quarter 2017 – Financial Highlights Noninterest Expense Growth vs. ($ in millions) 4Q17 3Q17 4Q16 Staff $ 1,614 10% 16% Professional, legal and other purchased services 338 11 4 Software and equipment 297 27 25 Net occupancy 153 9 — Distribution and servicing 106 (3) 8 Sub-custodian 59 (5) 4 Business development 66 35 (7) Bank assessment charges 53 4 — Other 188 6 7 Amortization of intangible assets 52 — (13) M&I, litigation and restructuring charges 80 N/M N/M Total noninterest expense – GAAP $ 3,006 13% 14% Adjusted total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP $ 2,874 11% 12% Full-time employees 52,500 (400) 500 Staff expense as a percentage of total revenue 43% N/M - not meaningful

12 Fourth Quarter 2017 – Financial Highlights Capital Ratios 12/31/17 09/30/17 12/31/16 Consolidated regulatory capital ratios:1 Standardized Approach: CET1 ratio 12.0% 12.3% 12.3% Tier 1 capital ratio 14.2 14.6 14.5 Total (Tier 1 plus Tier 2) capital ratio 15.1 15.6 15.2 Advanced Approach: CET1 ratio 10.7 11.1 10.6 Tier 1 capital ratio 12.7 13.2 12.6 Total (Tier 1 plus Tier 2) capital ratio 13.4 14.0 13.0 Leverage capital ratio2 6.6 6.8 6.6 Supplementary leverage ratio ("SLR") 6.1 6.3 6.0 BNY Mellon shareholders’ equity to total asset ratio 11.1 11.4 11.6 BNY Mellon common shareholders’ equity to total assets ratio 10.1 10.4 10.6 Selected regulatory capital ratios – fully phased-in – Non-GAAP:1, 3, 4 CET1 ratio: Standardized Approach 11.5% 11.9% 11.3% Advanced Approach 10.3 10.7 9.7 SLR 5.9 6.1 5.6 Note: See corresponding footnotes on following slide.

13 Fourth Quarter 2017 – Financial Highlights Capital Ratio Footnotes 1 Dec. 31, 2017 regulatory capital ratios are preliminary. See the “Capital and Liquidity” section in the earnings release for additional detail. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches. 2 The leverage capital ratio is based on Tier 1 capital, as phased-in and quarterly average total assets. 3 Please reference slides 20 & 21. See the “Capital and Liquidity” section in the earnings release for additional detail. 4 Estimated. Liquidity Coverage Ratio (“LCR”) The U.S. LCR rules became fully phased-in on Jan. 1, 2017 and require BNY Mellon to meet an LCR of 100%. On a consolidated basis, our average LCR was 118% for 4Q17. High-quality liquid assets (“HQLA”) before haircuts and trapped liquidity, totaled $193 billion at Dec. 31, 2017 and averaged $170 billion for 4Q17.

Appendix

15 Fourth Quarter 2017 – Financial Highlights Fourth Quarter Impact of Significant Items - Consolidated ($ in millions, except per share data) Results - GAAP U.S. tax legislation Other charges1 Fee and other revenue $ 2,860 $ (279) $ (37) Income from consolidated investment management funds 17 — — Net interest revenue 851 (4) — Total revenue 3,728 (283) (37) Provision for credit losses (6) — — Total noninterest expense 3,006 — 282 Income before taxes 728 (283) (319) (Benefit) provision for income taxes (453) (710) (73) Net income 1,181 427 (246) Diluted earnings per common share $ 1.08 $ 0.41 $ (0.24) 1 Other charges include severance, litigation, an asset impairment and investment securities losses related to the sale of certain securities. Our estimate of the impact of U.S. tax legislation is based on certain assumptions and our current interpretation of the Tax Cuts and Jobs Act, and may change, possibly materially, as we refine our analysis and as further information becomes available. $ in billions Investment Management Investment Services Other Total Company Managed results Revenue $ 0.3 Tax Expense / (benefit) Net Income Capital Change in Deferred Tax Liability on capital deductions 1.2 Total impact to Capital 0.5 CET1 ratio

16 Fourth Quarter 2017 – Financial Highlights Fourth Quarter Impact of Significant Items - Business Segments 1 Other charges include severance, litigation, an asset impairment and investment securities losses related to the sale of certain securities. Business Segments U.S. tax legislation Other charges1 ($ in millions) Investment Management Investment Services Other Investment Management Investment Services Other Total Fee and other revenue $ — $ — $ (279) $ — $ — $ (37) $ (37) Net interest revenue — — (4) — — — — Total revenue — — (283) — — (37) (37) Total noninterest expense — — — 30 233 19 282 Income before taxes $ — $ — $ (283) $ (30) $ (233) $ (56) $ (319)

17 Fourth Quarter 2017 – Financial Highlights Investment Management . Growth vs. ($ in millions) 4Q17 3Q17 4Q16 Investment management and performance fees1 $ 948 7% 14% Distribution and servicing 51 — 6 Other1 (25) N/M N/M Net interest revenue 74 (10) (8) Total revenue1 1,048 5 9 Provision for credit losses 1 N/M N/M Noninterest expense (ex. amortization of intangible assets) 756 10 13 Amortization of intangible assets 15 — (32) Total noninterest expense 771 10 11 Income before taxes $ 276 (8)% 6% Income before taxes (ex. amortization of intangible assets) – Non-GAAP $ 291 (8)% 3% Pre-tax operating margin 26% (366) bps (78) bps Adjusted pre-tax operating margin – Non-GAAP2, 3 31% (422) bps (240) bps 1 Total revenue includes the impact of the consolidated investment management funds, net of noncontrolling interests. Additionally, other revenue includes asset servicing, treasury services, foreign exchange and other trading revenue and investment and other income. 2 Represents a Non-GAAP measure. See Slide 22 for reconciliation. Additional disclosures regarding these measures and other Non-GAAP measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. 3 Excludes amortization of intangible assets, provision for credit losses and distribution and servicing expense. N/M - not meaningful; bps – basis points

18 Fourth Quarter 2017 – Financial Highlights Investment Services Growth vs. ($ in millions) 4Q17 3Q17 4Q16 Investment services fees: Asset servicing $ 1,106 2% 6% Clearing services 400 5 13 Issuer services 196 (32) (7) Treasury services 136 (4) (2) Total investment services fees 1,838 (3) 5 Foreign exchange and other trading revenue 168 9 7 Other1 135 (5) 5 Net interest revenue 813 5 14 Total revenue 2,954 — 8 Provision for credit losses (2) N/M N/M Noninterest expense (ex. amortization of intangible assets) 2,060 12 15 Amortization of intangible assets 37 — (3) Total noninterest expense 2,097 12 15 Income before taxes $ 859 (21)% (7)% Income before taxes (ex. amortization of intangible assets) – Non-GAAP $ 896 (21)% (7)% Pre-tax operating margin 29% (779) bps (448) bps Adjusted pre-tax operating margin (ex. provision for credit losses and amortization of intangible assets) – Non-GAAP 30% (779) bps (472) bps 1 Other revenue includes investment management fees, financing-related fees, distribution and servicing revenue and investment and other income. N/M - not meaningful; bps – basis points

Return on Common Equity and Tangible Common Equity Reconciliation

($ in millions)	4Q17	3Q17	4Q16	FY17	FY16
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$ 1,126	$ 983	$ 822	$ 3,915	$ 3,425
Add: Amortization of intangible assets	52	52	60	209	237
Less: Tax impact of amortization of intangible assets	18	17	19	72	81
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	1,160	1,018	863	4,052	3,581
Add: M&I, litigation and restructuring charges	80	6	7	106	49
(Recovery) related to Sentinel					(13)
Less: Tax impact of M&I, litigation and restructuring charges	15	—	3	20	16
Tax impact of (recovery) related to Sentinel					(5)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP[1]	$ 1,225	$ 1,024	$ 867	$ 4,138	$ 3,606
Average common shareholders' equity	$ 36,952	$ 36,780	$ 35,171	$ 36,145	$ 35,504
Less: Average goodwill	17,518	17,497	17,344	17,441	17,497
Average intangible assets	3,437	3,487	3,638	3,508	3,737
Add: Deferred tax liability – tax deductible goodwill[2]	1,034	1,561	1,497	1,034	1,497
Deferred tax liability – intangible assets[2]	718	1,092	1,105	718	1,105
Average tangible common shareholders' equity – Non-GAAP	$ 17,749	$ 18,449	$ 16,791	$ 16,948	$ 16,872
Return on common equity – GAAP[3]	12.1%	10.6%	9.3%	10.8%	9.6%
Adjusted return on common equity – Non-GAAP[1, 3]	13.2%	11.0%	9.8%	11.4%	10.2%
Return on tangible common equity – Non-GAAP[3]	25.9%	21.9%	20.4%	23.9%	21.2%
Adjusted return on tangible common equity – Non-GAAP[1, 3]	27.4%	22.0%	20.5%	24.4%	21.4%

[1] Non-GAAP information for all periods presented excludes amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for FY16 also excludes the (recovery) charge related to the Sentinel loan.
[2] Deferred tax liabilities are based on fully phased-in Basel III capital rules. Deferred tax liabilities at Dec. 31, 2017 have been remeasured at the lower statutory corporate tax rate.
[3] Quarterly returns are annualized.

19 Fourth Quarter 2017 – Financial Highlights BNY MELLON

Basel III Capital Components & Ratios

($ in millions)	12/31/17[1]		09/30/17		12/31/16	
	Transitional basis[2]	Fully phased-in Non-GAAP[3]	Transitional basis[2]	Fully phased-in Non-GAAP[3]	Transitional basis[2]	Fully phased-in Non-GAAP[3]
CET1:						
Common shareholders' equity	$ 37,859	$ 37,709	$ 37,195	$ 36,981	$ 35,794	$ 35,269
Goodwill and intangible assets	(18,684)	(19,223)	(17,876)	(18,351)	(17,314)	(18,312)
Net pension fund assets	(169)	(211)	(72)	(90)	(55)	(90)
Equity method investments	(372)	(387)	(334)	(348)	(313)	(344)
Deferred tax assets	(33)	(41)	(31)	(39)	(19)	(32)
Other	(8)	(9)	(12)	(12)	—	(1)
Total CET1	18,593	17,838	18,870	18,141	18,093	16,490
Other Tier 1 capital:						
Preferred stock	3,542	3,542	3,542	3,542	3,542	3,542
Deferred tax assets	(8)	—	(8)	—	(13)	—
Net pension fund assets	(42)	—	(19)	—	(36)	—
Other	(41)	(41)	(34)	(34)	(121)	(121)
Total Tier 1 capital	22,044	21,339	22,351	21,649	21,465	19,911
Tier 2 capital:						
Subordinated debt	1,250	1,250	1,300	1,250	550	550
Allowance for credit losses	261	261	265	265	281	281
Trust preferred securities	—	—	—	—	148	—
Other	(12)	(12)	(7)	(7)	(12)	(11)
Total Tier 2 capital - Standardized Approach	1,499	1,499	1,558	1,508	967	820
Excess of expected credit losses	33	33	49	49	50	50
Less: Allowance for credit losses	261	261	265	265	281	281
Total Tier 2 capital - Advanced Approach	$ 1,271	$ 1,271	$ 1,342	$ 1,292	$ 736	$ 589
Total capital:						
Standardized Approach	$ 23,543	$ 22,838	$ 23,909	$ 23,157	$ 22,432	$ 20,731
Advanced Approach	$ 23,315	$ 22,610	$ 23,693	$ 22,941	$ 22,201	$ 20,500
Risk-weighted assets:						
Standardized Approach	$ 155,498	$ 155,309	$ 153,494	$ 152,995	$ 147,671	$ 146,475
Advanced Approach	$ 174,117	$ 173,916	$ 169,822	$ 169,293	$ 170,495	$ 169,227
Standardized Approach:						
CET1 ratio	12.0%	11.5%	12.3%	11.9%	12.3%	11.3%
Tier 1 capital ratio	14.2	13.7	14.6	14.2	14.5	13.6
Total (Tier 1 plus Tier 2) capital ratio	15.1	14.7	15.6	15.1	15.2	14.2
Advanced Approach:						
CET1 ratio	10.7%	10.3%	11.1%	10.7%	10.6%	9.7%
Tier 1 capital ratio	12.7	12.3	13.2	12.8	12.6	11.8
Total (Tier 1 plus Tier 2) capital ratio	13.4	13.0	14.0	13.6	13.0	12.1

[1] Preliminary.
[2] Reflects transitional adjustments to CET1, Tier 1 capital and Tier 2 capital required under the U.S. capital rules.
[3] Estimated.

20 Fourth Quarter 2017 – Financial Highlights BNY MELLON

Supplementary Leverage Ratio

($ in millions)	12/30/17[1]		09/30/17		12/31/16	
	Transitional basis	Fully phased-in (Non-GAAP)[2]	Transitional basis	Fully phased-in (Non-GAAP)[2]	Transitional basis	Fully phased-in (Non-GAAP)[2]
Consolidated:						
Tier 1 capital	$ 22,044	$ 21,339	$ 22,351	$ 21,649	$ 21,465	$ 19,911
Total leverage exposure:						
Quarterly average total assets	$ 350,786	$ 350,786	$ 345,709	$ 345,709	$ 344,142	$ 344,142
Less: Amounts deducted from Tier 1 capital	19,186	19,892	18,154	18,856	17,333	18,887
Total on-balance sheet assets, as adjusted	331,600	330,894	327,555	326,853	326,809	325,255
Off-balance sheet exposures:						
Potential future exposure for derivative contracts (plus certain other items)	6,613	6,613	6,213	6,213	6,021	6,021
Repo-style transaction exposures	1,086	1,086	1,034	1,034	533	533
Credit-equivalent amount of other off-balance sheet exposures (less SLR exclusions)	21,959	21,959	21,860	21,860	23,274	23,274
Total off-balance sheet exposures	29,658	29,658	29,107	29,107	29,828	29,828
Total leverage exposure	$ 361,258	$ 360,552	$ 356,662	$ 355,960	$ 356,637	$ 355,083
SLR - Consolidated[3]	6.1%	5.9%	6.3%	6.1%	6.0%	5.6%
The Bank of New York Mellon, our largest bank subsidiary						
Tier 1 capital	$ 20,478	$ 19,768	$ 20,718	$ 19,955	$ 19,011	$ 17,708
Total leverage exposure	$ 296,517	$ 296,231	$ 292,759	$ 292,421	$ 291,022	$ 290,230
SLR - The Bank of New York Mellon[3]	6.9%	6.7%	7.1%	6.8%	6.5%	6.1%

[1] Preliminary.
[2] Estimated.
[3] The estimated fully phased-in SLR (Non-GAAP) is based on our interpretation of the U.S. capital rules. When the SLR is fully phased-in in 2018 as a required minimum ratio, we expect to maintain an SLR of over 5%. The minimum required SLR is 3% and there is a 2% buffer, in addition to the minimum, that is applicable to U.S. G-SIBs. The insured depository institution subsidiaries of the U.S. G-SIBs, including those of BNY Mellon, must maintain a 6% SLR to be considered "well capitalized."

21 Fourth Quarter 2017 – Financial Highlights BNY MELLON

22 Fourth Quarter 2017 – Financial Highlights Growth vs. ($ in millions) 4Q17 4Q16 4Q16 Investment management and performance fees - GAAP $ 962 $ 848 13% Impact of changes in foreign currency exchange rates — 21 Investment management and performance fees, as adjusted - Non-GAAP $ 962 $ 869 11% Investment Management Business Pre-Tax Operating Margin - Non-GAAP Reconciliation 4Q17 3Q17 4Q16 ($ in millions) Income before income taxes – GAAP $ 276 $ 300 $ 260 Add: Amortization of intangible assets 15 15 22 Provision for credit losses 1 (2) 6 Adjusted income before income taxes, excluding amortization of intangible assets and provision for credit losses – Non-GAAP $ 292 $ 313 $ 288 Total revenue – GAAP $ 1,048 $ 1,000 $ 960 Less: Distribution and servicing expense 107 110 98 Adjusted total revenue, net of distribution and servicing expense – Non-GAAP $ 941 $ 890 $ 862 Pre-tax operating margin – GAAP1 26% 30% 27% Adjusted pre-tax operating margin, excluding amortization of intangible assets, provision for credit losses and distribution and servicing expense – Non-GAAP1 31% 35% 33% 1 Income before taxes divided by total revenue. Growth vs. ($ in millions) 4Q17 4Q16 4Q16 Investment management and performance fees - GAAP $ 962 $ 848 5% Impact of changes in foreign currency exchange rates — 3 Investment management and performance fees, as adjusted - Non-GAAP $ 901 $ 863 4%